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                                                                    EXHIBIT 10.6

[Letterhead of CoreStates Bank, N.A.]

September 16, 1997


N2K, Inc.
435 Devon Park Drive
Suite 600
Wayne, PA 19087

Attn:    Mr. Bruce Johnson
         Vice President and CFO

         RE:      Credit Facilities from CoreStates Bank,
                  successor-by-merger to Meridian Bank
                  (The "Bank") to N2K, Inc., formerly
                  known as Telebase, Inc. (The "Company")

Dear Bruce:

Pursuant to our letter to you of June 13, 1996 and documents dated August 15, 1996, the Bank set forth the terms and conditions of a credit facility to be provided to the company, including a line of credit with a maximum outstanding balance of up to $2,000,000 (the "Line of Credit"). The Company's indebtedness and obligations to the Bank under this letter with respect to the Line of Credit are secured and evidenced by various related documents, including a promissory note most recently amended on August 15, 1996, a security agreement, various UCC-1 financing statements and related agreements, documents and instruments (collectively the "Loan Documents"). In addition there exists a letter dated August 7, 1997 wherein the Bank agreed to extend the facility through August 31, 1997 and a letter dated August 19, 1997 which amended and released certain collateral applicable to the sale of Telebase.

You have requested that the Bank extend the line of credit at the $2 million level and we have approved the extension of the Line of Credit through December 31, 1997 subject to the terms and conditions noted below.

1.       AMOUNT: $2,000,000.

2.       BORROWER: N2K, Inc. and TSI Licensing, Inc.
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3.       USE OF PROCEEDS: The advances under the line of credit shall be used primarily for working capital and short-term borrowings.

4. TERM: The line of credit will be available to the Company until December 31, 1997 at which time continuation of the line will be considered by the Bank on the basis of the Company's financial statements as of November 30, 1997 and other information available to Bank, or which the Bank may reasonably request.

5.       INTEREST RATE: The Bank's Prime Rate.

6.       COMMITMENT FEE: $5,000. Payable upon acceptance of the commitment.

7. UNUSED COMMITMENT FEE: The above facility is subject to an unused commitment fee. The Bank will determine the fee at 0.5% of the unused portion of the line on a quarterly basis, as determined by its ledgers. The fee shall be paid by Company within 30 days of receipt of bill. The Bank will automatically charge the Company's checking account for any unpaid balance.

8. BORROWING BASE: All advances made under the line of credit will be limited to 80% of all Company's qualified accounts receivable under 90 days.

9. COLLATERAL: As security for the line of credit, the Company grants to the Bank (and confirms its prior grant of) a continuing first priority security interest perfected under the Uniform Commercial Code in all of the Company's assets, including present and future accounts, chattel papers, contracts, documents, equipment (including, but not limited to fixtures, office equipment and furniture, and motor vehicles), and accessions, general intangibles, instruments, inventory, investment property and any products and proceeds of the foregoing. The Bank will require evidence satisfactory to it and its counsel that the assets are free and clear of any and all security interest, except liens on certain equipment held by Meridian Leasing and its successor, CoreStates Leasing.

10. FINANCIAL COVENANT: The Company shall maintain the following financial covenant throughout the term of the commitment:

         a)       Cash level shall not be less than $1,000,000. at all times.

11. INSURANCE: The Company will provide fire and extended coverage insurance on all insurable assets during the term of the line of credit, satisfactory to the Bank as to form and insurer, containing the standard mortgagee and/or loss payee clauses in favor of the Bank. The amount of such coverage will not be less than 80% of the insurable value of the assets or 100% of the loan amount, whichever is greater. The insurance will be in effect evidenced by a certificate of insurance submitted to the Bank prior to or at settlement. The policy shall require a thirty-day notice of cancellation to the Bank.


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12.      EXPENSES: The Company shall pay all out-of-pocket costs and expenses incurred by the Bank in connection with the financing arrangement promptly upon the Bank's submission of a statement to the Company. This will include, but not be limited to, attorney's fees, lien search fees and filing fees.

13. DUE AUTHORIZATION: The Company will obtain all necessary authorization of their respective boards of directors to enter into the agreement evidenced by this letter and will obtain, prior to the making of the loan, such further authorization of their respective boards of directors and shareholders as may be necessary or appropriate to the financing arrangements set forth herein.

14. DOCUMENTATION: Company shall duly execute and deliver such instruments documents, certificates, opinions, assurances, and do such other acts and things as the bank may reasonably request, to effect the purpose of the transaction described in this commitment letter. All proceedings, agreements, instruments, documents, and other matters relating to the making of the loan, and all of the transactions herein contemplated, shall be satisfactory in form and substance to the bank and its counsel. Our counsel must be satisfied with respect to the legality, validity, binding effect, and enforceability of all instruments, agreements, and documents used to effect and consummate the loans herein contemplated.

15. AGING/CERTIFICATIONS: The Company will submit a borrowing base certification upon each request for an advance, but not less than monthly. In addition, the Company will submit monthly accounts receivable and accounts payable agings within 15 days of month end along with the monthly borrowing base certification.

16. CERTIFICATE: The Company will submit to the Bank a monthly compliance certificate to verify compliance with the financial covenant as defined above.

17. FINANCIAL STATEMENTS: The Company shall deliver its annual financial statements to the Bank within ninety (90) days after the close of each fiscal year during the term of this proposal. The financial statements will be audited by an independent accountant satisfactory to the Bank. The statements will be prepared in accordance with generally accepted accounting principles (GAAP). In addition, the Company will submit monthly internally prepared balance sheet and profit and loss statements in accordance with GAAP to be delivered to the Bank within thirty (30) days of quarter end.

18. DEPOSIT RELATIONSHIP: The Company will maintain CoreStates Bank as its primary bank of account and CoreStates Asset Management as its primary investment manager for the term of the above commitment. The existing segregated deposit account at the Bank will remain in place until December 31, 1997.


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19.      SATISFACTORY FINANCIAL CONDITIONS: The Company shall maintain, in the
         Bank's judgment, a satisfactory financial condition and shall notify the Bank promptly in writing of any material adverse changes in its financial condition since the date of issuance of this commitment.

20. COMMITMENT EXPIRATION: The Bank's commitment as outlined herein will expire 5 days from the date of this letter unless accepted in its entirety in writing as evidenced by executing the acknowledgement below.

The availability of the within credit facility is contingent upon the Company and the Bank entering into mutually acceptable loan documentation setting forth the terms and conditions stated herein and such other terms and conditions, covenants, warrants, and representations as may be required by the Bank. This commitment shall terminate if there occurs a material adverse change in the financial condition results of operations, assets, business, prospects or management of the Company or if there occur any facts, events, or changes that could adversely affect the ability to proceed to closing or perform after closing of the Company.


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We appreciate the opportunity of making this commitment available to you. If the terms and conditions outlined herein are satisfactory, please execute the acknowledgement on the original of this letter and returning it to the undersigned. Should you have any questions regarding this letter, please feel free to contact the undersigned at 610-834-2314.

Sincerely,

CORESTATES BANK, N.A.


/s/ Stasia H. Whiteman
Stasia H. Whiteman
Vice President

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ACKNOWLEDGMENT:

We hereby accept the terms and conditions outlined herein this 16th day of September, 1997.

BORROWER:                                    N2K, INC.

                                             By: /s/ Bruce Johnson Vice Pres.

                                             Attest:

                                             TSI LICENSING, INC.

                                             By: /s/ Bruce Johnson Pres.

                                             Attest:


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